UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2011

Saul Centers, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-12254	52-1833074
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 Wisconsin Avenue, Suite 1500, Bethesda, Maryland		20814-6522
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code

(301) 986-6200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K/A amends Item 2.01 and Item 9.01 of the Current Report on Form 8-K, filed on September 27, 2011 (the “Original Form 8-K”), to include certain historical financial statements and certain unaudited pro forma financial information.

Item 2.01. Completion of Acquisition or Disposition of Assets

On September 27, 2011, Saul Centers, Inc. (the “Company”) filed the Original Form 8-K in connection with the consummation of an acquisition of three shopping center properties known as Kentlands Square II in Gaithersburg, Maryland, Severna Park MarketPlace in Severna Park, Maryland and Cranberry Square in Westminster, Maryland, for an aggregate purchase price of $168.5 million.

In acquiring the properties, the Company evaluated the following factors:

•	the location and accessibility of the properties;

•

the geographic area and demographic characteristics of the surrounding communities, as well as the local real estate markets, including potential for growth and potential regulatory impediments to development;

•	the size of the properties;

•	the purchase prices;

•	the non-financial terms of the acquisitions;

•	the availability of funds or other consideration for the acquisitions and the costs thereof;

•	the “fit” of the properties with the Company’s existing portfolio;

•	the potential for any environmental problems;

•	the current and historical occupancy rates of the properties as well as comparable and competing properties in the same market;

•	the quality of construction and design and the current physical condition of the properties;

•	the financial and other characteristics (including market share) of the anchor tenants and the terms of existing anchor leases; and

•	the potential for capital appreciation.

Kentlands Square II

Kentlands Square II is a 241,000 square foot neighborhood shopping center located in Gaithersburg, Maryland, in Montgomery County, the state’s most populous and affluent county. More than 38,000 households, with annual household incomes averaging over $114,000, are located within a three-mile radius of the center. The center was constructed in 1993, is 100% leased and is anchored by a 61,000 square foot Giant Food supermarket and a 104,000 square foot Kmart. The property is adjacent to the Company’s Kentlands Square I, which is anchored by Lowe’s Home Improvement, and Kentlands Place. The Company has no material renovation, improvement or development plans for this property.

Severna Park MarketPlace

Severna Park MarketPlace is a 254,000 square foot neighborhood shopping center located in Severna Park, Maryland, in Anne Arundel County. More than 15,000 households, with annual household incomes averaging over $112,000, are located within a three-mile radius of the center. The center was constructed in 1974 and renovated in 2000, is 100% leased and is anchored by a 63,000 square foot Giant Food supermarket and a 92,000 square foot Kohl’s. The Company has no material renovation, improvement or development plans for this property.

Cranberry Square

Cranberry Square is a 140,000 square foot neighborhood shopping center located in Westminster, Maryland, in Carroll County. More than 12,000 households, with annual household incomes averaging over $72,000, are located within a three-mile radius of the center. The center was constructed in 1991, is 91.2% leased and is anchored by a 56,000 square foot Giant Food supermarket and a 24,000 square foot Staples. The Company has no material renovation, improvement or development plans for this property.

The Company is not aware of any material factors relating to the properties other than those discussed above that would cause the financial information included in Item 9.01 below not to be necessarily indicative of future operating results.

Item 9.01. Financial Statements and Exhibits

(a)	Financial statements of real estate properties acquired

1.	Kentlands Square II – Statements of Revenues and Certain Expenses for the year ended December 31, 2010 (audited) and for the six months ended June 30, 2011 (unaudited) are filed herewith as Exhibit 99.1.

2.	Severna Park MarketPlace – Statements of Revenues and Certain Expenses for the year ended December 31, 2010 (audited) and for the six months ended June 30, 2011 (unaudited) are filed herewith as Exhibit 99.2.

3.	Cranberry Square – Statements of Revenues and Certain Expenses for the year ended December 31, 2010 (audited) and for the six months ended June 30, 2011 (unaudited) are filed herewith as Exhibit 99.3.

(b)	Pro forma financial information

1.	Saul Centers, Inc. Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2010 and for the nine months ended September 30, 2011 are filed herewith as Exhibit 99.4.

(c)	Exhibits

23.1	Consent of Ernst & Young LLP

99.1	Kentlands Square II – Statements of Revenues and Certain Expenses for the year ended December 31, 2010 (audited) and for the six months ended June 30, 2011 (unaudited).

99.2	Severna Park MarketPlace – Statements of Revenues and Certain Expenses for the year ended December 31, 2010 (audited) and for the six months ended June 30, 2011 (unaudited).

99.3	Cranberry Square – Statements of Revenues and Certain Expenses for the year ended December 31, 2010 (audited) and for the six months ended June 30, 2011 (unaudited).

99.4	Saul Centers, Inc. Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2010 and for the nine months ended September 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAUL CENTERS, INC.

By:	/s/ Scott V. Schneider
Name:	Scott V. Schneider
Title:	Senior Vice President and Chief Financial Officer

Dated: December 9, 2011